UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008

NYMEX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33149	13-4098266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North End Avenue, World Financial Center, New York, NY	10282-1101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 299-2000

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 18, 2008, New York Mercantile Exchange, Inc. (“NYMEX”), a wholly-owned subsidiary of NYMEX Holdings, Inc. (“NYMEX Holdings”) and Chicago Mercantile Exchange Inc. (“CME”), a wholly-owned subsidiary of CME Group Inc. (“CME Group”) announced that they have amended their technology services agreement, dated as of April 6, 2006 (the “Technology Services Agreement”). Pursuant to the amendment (the “Amendment”), the term of the Technology Services Agreement may, at the option of CME, be extended for an additional two years. In addition, the mid-term termination right provided in the Technology Services Agreement, which allowed either party to terminate the agreement during the time period between June 11, 2011 and June 11, 2012, has been delayed until the time period between June 11, 2012 and June 11, 2013.

The Amendment will only be effective (i) following the special meeting of NYMEX Holdings stockholders to be held in connection with the merger (the “Merger”) of NYMEX Holdings with and into CMEG NY Inc., a wholly-owned subsidiary of CME Group (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of March 17, 2008 and amended as of June 30, 2008 and July 18, 2008, among CME Group, Merger Sub, NYMEX Holdings and NYMEX (the “Merger Agreement”), or (ii) in the event that the special meeting of NYMEX Holdings stockholders to be held in connection with the Merger is not held as a result of a breach of the Merger Agreement by NYMEX Holdings, immediately after such breach.

All other terms of the Technology Services Agreement remain in effect without modification.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amendment to the Technology Services Agreement, dated as of July 18, 2008, between Chicago Mercantile Exchange Inc. and New York Mercantile Exchange, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

By:	/s/ Richard Kerschner
Richard Kerschner General Counsel

Date: July 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Amendment to the Technology Services Agreement, dated as of July 18, 2008, between Chicago Mercantile Exchange Inc. and New York Mercantile Exchange, Inc.

4